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                                                                     EXHIBIT 4.3

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY OTHER APPLICABLE SECURITIES LAWS IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE HEREOF MAY BE SOLD, PLEDGED, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR IN A TRANSACTION WHICH IS EXEMPT FROM REGISTRATION UNDER THE PROVISIONS OF THE SECURITIES ACT.

                             AVANIR PHARMACEUTICALS

                          COMMON STOCK PURCHASE WARRANT

        1. Issuance. In consideration of good and valuable consideration, the receipt of which is hereby acknowledged by AVANIR PHARMACEUTICALS, a California corporation (the "Company"), [Holder], (the "Holder") is hereby granted the right to purchase at any time commencing January 31, 2000 until 5:00 P.M., New York City time, on January 31, 2004 (the "Expiration Date"), [______________________________ (___________)] fully paid and nonassessable shares (the "Warrant Shares") of the Company's Class A Common Stock, no par value ("Common Stock") at an initial exercise price of $_________ per share (the "Exercise Price"), subject to further adjustment as set forth in Section 6 hereof. In the event of any conflict between the terms of this Warrant and the Common Stock Purchase Agreement between the Company and the Holder, dated as of January 25, 2000 (the "Purchase Agreement"), pursuant to which this Warrant has been issued, the Purchase Agreement shall control. Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

        2. Exercise of Warrants.

               (a) This warrant (this "Warrant") is exercisable in whole or in part at the Exercise Price per share of Common Stock payable hereunder, payable in cash or by certified or official bank check, or by "cashless exercise," by means of tendering this Warrant to the Company to receive a number of shares of Common Stock equal to: (i) the Market Value of the Warrant Shares issuable upon exercise of this Warrant, less; (ii) the aggregate cash amount of the Exercise Price of such Warrant Shares, divided by the Market Value per Share. Upon surrender of this Warrant with the annexed Notice of Exercise of Warrant duly executed, together with payment of the Exercise Price for the applicable Warrant Shares exercised, the Holder shall be entitled to receive a certificate or certificates for the Warrant Shares so exercised. For the purposes of this
Section 2, "Market Value" shall be the amount equal to the average closing bid price of a share of Common Stock for the ten (10) days preceding the Company's receipt of the Notice of Exercise of Warrant duly


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executed by the Holder multiplied by the number of Warrant Shares to be issued upon surrender of this Warrant.

               (b) For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder and the holding period for the Warrant Shares shall be deemed to have been commenced, on the issue date of this Warrant.

        3. Reservation of Shares. The Company hereby agrees that, at all times during the term of this Warrant, there shall be reserved for issuance upon exercise of this Warrant such number of shares of Common Stock as shall be required for issuance upon exercise of this Warrant of the remaining Warrant Shares.

        4. Mutilation or Loss of Warrant. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) receipt of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will execute and deliver a new warrant of like tenor and date and any such lost, stolen, destroyed or mutilated warrant shall thereupon become void.

        5. Rights of the Holder. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in this Warrant and are not enforceable against the Company except to the extent set forth herein.

        6. Protection Against Dilution.

               6.1 Adjustment Mechanism. If an adjustment of the Exercise Price is required pursuant to this Section 6, the Holder shall be entitled to purchase such number of additional shares of Common Stock as will cause (i) the total number of shares of Common Stock that the Holder is entitled to purchase pursuant to this Warrant, multiplied by (ii) the adjusted Exercise Price per share, to equal the dollar amount of the total number of shares of Common Stock that the Holder is entitled to purchase before adjustment multiplied by the Exercise Price before adjustment.

               6.2 Capital Adjustments. In case of any stock split or reverse stock split, stock dividend, reclassification of the Common Stock, recapitalization, merger or consolidation, or like capital adjustment affecting the Common Stock of the Company, the provisions of this Section 6 shall be applied as if such capital adjustment event had occurred immediately prior to the date of this Warrant and the original purchase price had been fairly allocated to the stock resulting from such capital adjustment; and in other respects the provisions of this section shall be applied in a fair, equitable and reasonable manner so as to give effect, as nearly as may be, to the purposes hereof.




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A rights offering to shareholders shall be deemed a stock dividend to the extent of the bargain purchase element of the rights.

        7. Transfer to Comply with the Securities Act; Registration Rights.

               (a) This Warrant has not been registered under the Securities Act and has been issued to the Holder for investment and not with a view to the distribution of either this Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Securities Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Securities Act. Each certificate for this Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in form and substance satisfactory to counsel for the Company, setting forth the restrictions on transfer contained in this section.

               (b) The Company agrees to file a registration statement, which shall include the Warrant Shares, on Form S-1 or other available form (the "Registration Statement"), pursuant to the Registration Rights Agreement, dated as of January 25, 2000, between the Company and the Holder.

        8. Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telegraphed, telexed, sent by facsimile transmission or sent by certified, registered or express mail, postage pre-paid. Any such notice shall be deemed given when so delivered personally, telegraphed, telexed or sent by facsimile transmission, or, if mailed, two days after the date of deposit in the United States mails, as follows:

               (a) If to the Company:

                   Avanir Pharmaceuticals
                   9393 Towne Centre Drive, Suite 200
                   San Diego, California 92121-3016
                   Attention: Gregory P. Hanson, Chief Financial Officer Tel No.: (858) 410-2670
                   Fax No.: (858) 455-8059



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                   with a copy to:

                   Baker & McKenzie
                   101 West Broadway, Twelfth Floor
                   San Diego, California 92101-3890
                   Attention: Carlos D. Heredia, Esq.
                   Tel No.: (619) 235-7774
                   Fax No.: (619) 236-0429

              (ii) If to the Holder:

                   [________________]
                   [________________]
                   [________________]
                   Attention: [________________]
                   Tel No.:   [________________]
                   Fax No.:   [________________]

                   with a copy to:

                   [________________]
                   [________________]
                   [________________]
                   Attention: [________________]
                   Tel No.:   [________________]
                   Fax No.:   [________________]

Any party may designate another address or person for receipt of notices hereunder by notice given to the other parties in accordance with this section.

        9. Delivery of Certificates. If the Company fails to deliver to the Holder certificate or certificates representing the Warrant Shares pursuant to
Section 3(f) by the fifth (5th) Business Day after the Date of Exercise, the Company shall pay to the Holder, in cash, as liquidated damages and not as a penalty, $1,000 for each day after such fifth (5th) Business Day until such certificates are delivered. Nothing herein shall limit the Holder's right to pursue actual damages for the Company's failure to deliver certificates representing the Warrant Shares of Common Stock upon exercise within the period specified herein, except that such liquidated damages paid by the Company to the Holder shall constitute payment for and offset any such actual damages. The Holder shall have the right to pursue all remedies available to it at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief. The exercise of any such rights




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shall not prohibit the Holder from seeking to enforce damages pursuant to any other section hereof or under applicable law.

        10. Supplements and Amendments; Whole Agreement. This Warrant may be amended or supplemented only by an instrument in writing signed by the parties hereto. This Warrant contains the full understanding of the parties hereto with respect to the subject matter hereof and there are no representations, warranties, agreements or understandings other than expressly contained herein.

        11. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts to be made and performed entirely within such state.

        12. Descriptive Headings. Descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

        IN WITNESS WHEREOF, the Company has executed this Warrant as of the ____ day of January, 2000.



                                            AVANIR PHARMACEUTICALS



                                            By:
                                               ---------------------------------
                                               Gregory P. Hanson, Chief
                                               Financial Officer




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                          NOTICE OF EXERCISE OF WARRANT

        The undersigned hereby irrevocably elects to exercise the right, represented by the AVANIR Pharmaceuticals Common Stock Purchase Warrant dated as of January 25, 2000, to purchase [__________] shares of the Common Stock, no par value, of AVANIR Pharmaceuticals and tenders herewith payment in accordance with said Common Stock Purchase Warrant.

        Please deliver the stock certificate to:

        [______________]
        [______________]
        [______________]
        [______________]
        [______________]





Dated: ______________________


By: __________________________________
Its: _________________________________


(TM)   CASH: $ _______________________




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